UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
April 20, 2010

DENARII RESOURCES INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-135354
(Commission File Number)

502 E. John Street
Carson City, Nevada	89706
(Address of Principal Executive Offices)	(Zip Code)

(949) 335-5159
(Registrant's Telephone Number, Including Area Code)

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Election of Directors; Appointment of Principal Officers.

Appointment of Chief Executive Officer and Director, Mr. Dennis Lorrig

On March 19, 2010, the Company appointed Mr. Dennis Lorrig as Chief Executive Officer, Chief Financial Officer, President Secretary, Treasurer and Director (Principal Executive Officer and Principal Account Officer) of the Company, effective as of equal date.

Biography of Dennis Lorrig

Mr. Lorrig, a resident of San Diego, California has a Bachelor of Science Degree majoring in Math and Economics at the University of Wisconsin-La Crosse/Green Bay and studied Applied Engineering at the at the Green Bay Engineering Corps at Proctor and Gamble while working as a project manager.  He has worked for a number of major corporations in developing strategic product growth and has assisted in many charitable fund raising events. During the past five years, Mr. Lorrig has been involved in the media/finance business by starting the mobile marketing company, eye-on mobile, Inc., and BirdRock Media Group, Inc., a sales and holding company in film and television. He also works with the Struans Group, Inc. which is a financial holding company similar to a merchant bank. The company feels very confident that his engineering background coupled with his ability to raise capital will be very beneficial for the next stage of development for the corporation.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired.- Not applicable

(b)	Pro forma financial information - Not applicable

(c)	Shell company transactions - Not applicable

(d)	Exhibits - Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 20, 2010

By: /s/ Dennis Lorrig
 ------------------------------
Name:  Dennis Lorrig
Chief Executive Officer, Chief Financial
Officer, President Secretary, Treasurer
and Director (Principal Executive Officer
and Principal Account Officer)